Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement dated as of the 8th day of April, 2014,

BETWEEN:

CANALEAF SYSTEMS INC., a corporation incorporated under the laws of Canada with its registered office at #1130 – 400 Burrard Street, Vancouver, B.C.

(the “Purchaser”)

AND:

INTERNATIONAL HERBS MEDICAL MARIJUANA LTD., a company incorporated under the laws of the Province of British Columbia with its registered office at 2700 – 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B8

(the “Corporation”)

WITNESSES THAT WHEREAS:

A.
The Purchaser has agreed to purchase from the Corporation, and the Corporation has agreed to sell to the Purchaser, a total of 41,600,000 Shares at a price of Cdn.$1.25 per Share and in consideration of the Purchaser causing the issuance of 6,000,000 common share purchase warrants of an affiliate of the Purchaser, Medican Enterprises Inc. (“Medican”) on the terms and conditions described below.

B.	The parties wish to enter into this Subscription Agreement to set out their respective rights and obligations in respect of the purchase and sale of the Shares described above.

NOW THEREFORE, in consideration of the mutual covenants and agreements described herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the parties agree as follows:

1.	Subscription.

The Purchaser hereby agrees to purchase from the Corporation, and the Corporation hereby agrees to sell to the Purchaser, a total of 41,600,000 Shares at a price of Cdn$1.25 per Share for aggregate subscription proceeds of $52,000,000 (the “Subscription Proceeds”) as well as the Purchaser causing the issuance of 6,000,000 common share purchase warrants of Medican (the “Subscription Warrants”) as directed by the Corporation, all on the terms and conditions described herein.  The Subscription Proceeds will be advanced to the Corporation by way of seven (7) advances as set out below (each an “Advance”) with each such Advance representing the full subscription price for the number of Shares applicable to such Advance as set out below:

(a)	4,000,000 Shares will be purchased on the the Closing Date in consideration for payment of $5,000,000;

(b)	8,000,000 Shares will be purchased on May 31, 2014 in consideration for payment of $10,000,000;

(c)	4,800,000 Shares will be purchased on June 30, 2014 in consideration for payment of $6,000,000;

(d)	8,800,000 Shares will be purchased on July 31, 2014 in consideration for payment of $11,000,000;

(e)	2,400,000 Shares will be purchased on August 31, 2014 in consideration for payment of $3,000,000;

(f)	8,000,000 Shares will be purchased on September 30, 2014 in consideration for payment of $10,000,000; and

(g)	5,600,000 Shares will be purchased on October 31, 2014 in consideration for payment of $7,000,000.

The parties acknowledge that the purchase of Shares described in subsection 1(a) above will occur on the Closing Date while the purchases referred to in subsections 1(b) to 1(g) will occur in Subsequent Closings as described above.  In addition, the parties further agree that the Purchaser shall be entitled to acquire all of the 41,600,000 Shares, at any time, in advance of the schedule set out above, without penalty or charge, by payment of the balance of the subscription price then remaining payable.

The subscription for the Shares shall close within five (5) days of each Advance to the Corporation, with such number of Shares being issued to the Purchaser as applicable to such Advance, as set out herein.  At the time of each Advance, the Corporation shall issue to the Purchaser the applicable number of Shares in the capital of the Corporation as set out herein, and shall provide to the Purchaser a share certificate evidencing the Purchaser as the holder of such Shares and shall record such shareholdings in the Central Securities Registry of the Corporation, with all of such Shares being free and clear of any and all options, rights, charges, calls, commitments, rights of first refusal, mortgages, hypothecs, prior claims, pledges, privileges, liens, demands, restrictions, encumbrances and restrictions on transfer whatsoever, except as set forth in the articles of incorporation of the Corporation and the Shareholders’ Agreement (collectively, “Liens”). On each closing, the Corporation will also provide a certified copy of the resolution of its directors authorizing the issuance of the subject Shares.

The Purchaser shall cause Medican to issue the Subscription Warrants registered in the name “Zenabis Limited Partnership”. Each Subscription Warrant will be exercisable for a period of two years from the date of grant and will entitle the holder thereof to acquire one common share of Medican at a price of US$2.86 per common share.

2.	Definitions.

In this Subscription Agreement, unless the context otherwise requires:

(a)	“Advance” has the meaning ascribed to it at Section 1;

(b)	“Atholville Facility” has the meaning ascribed to it at Section 7(e)(i);

(c)	“Build Letter” means a letter from Health Canada or another applicable government agency stating that the Corporation’s application for a license to be issued pursuant to the

Marihuana Legislation meets the requirements of the Marihuana Legislation or other similar approval, whether or not such letter is subject to additional inspection or verification;

(d)
“Business” means the business of acquiring certain lands, retrofitting and/or building a marijuana growing operation and attending to the growing, marketing, research and development, training, distribution and retail sale of medical marijuana in Canada as regulated by Health Canada;

(e)	“Business Day” has the meaning ascribed to it at Section 23;

(f)
“Canadian Accredited Investor” means an accredited investor for purposes of Section 2.3 of National Instrument 45-106 – Prospectus and Registration Exemptions, of the Canadian Securities Administrators;

(g)	“Canadian Accredited Investor Certificate” means the accredited investor certificate in the form attached as Schedule “A” hereto;

(h)	“Closing” means the initial completion of the purchase and sale of the first tranche of Shares as contemplated hereby;

(i)	“Closing Date” means April 30, 2014 or such other date as the Corporation and the Purchaser may agree;

(j)	“Closing Time” means 8:00 a.m. (Vancouver time) on the Closing Date or such other time as the Corporation and the Purchaser may agree;

(k)	“Contract” means any agreement, contract, arrangement, understanding, commitment or obligation, whether written or oral;

(l)	“Corporation” means International Herbs Medical Marijuana Ltd.;

(m)	“Delta Facility” has the meaning ascribed to it at Section 7(e)(iii);

(n)
“Encumbrances” means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(o)	“Facilities” means the Atholville Facility, the Delta Facility and the Poekmouche Facility;

(p)	“Financing” has the meaning ascribed to it at Section 8(g);

(q)
“Governmental Charges” means all taxes, customs duties, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any government authority;

(r)	“Intellectual Property” has the meaning ascribed to it at Section 5(p);

(s)	“Liens” has the meaning ascribed to it at Section 1;

(t)	“Marihuana Legislation” has the meaning ascribed to it at Section 5(m);

(u)	“Medican” has the meaning ascribed to it at Recital A hereto;

(v)	“Person” means an individual, legal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or government authority;

(w)	“Poekmouche Facility” has the meaning ascribed to it at Section 7(e)(ii);

(x)	“Purchaser” means CanaLeaf Systems Inc.;

(y)	“Shareholders’ Agreement” means the agreement in substantially the form attached hereto as Schedule “B”;

(z)	“Shares” means common shares without par value in the capital of the Corporation;

(aa)	“Subsequent Closings” means any purchase of Shares which occurs after the Closing Date pursuant to the terms hereof;

(bb)	“Subscription Funds” has the meaning ascribed to it at Section 6(j);

(cc)	“Subscription Proceeds” has the meaning ascribed to it at Section 1;

(dd)	“Subscription Warrants” has the meaning ascribed to it at Section 1; and

(ee)	“Warrants” has the meaning ascribed to it at Section 8(g).

3.	Delivery and Payment at Closing.

Subject to the terms hereof, on the Closing Date, the parties agree that the following deliveries shall be made:

(a)	the Purchaser shall deliver to the Corporation:

(i)	a completed and duly signed copy of the Canadian Accredited Investor Certificate;

(ii)	a completed and duly signed copy of the Shareholders’ Agreement;

(iii)	all other documentation as may be required by applicable securities laws or reasonably requested by the Corporation; and

(iv)	a wire transfer, in Canadian currency, in the amount of $5,000,000, representing the aggregate purchase price for 4,000,000 Shares to be issued to the Purchaser on the Closing Date; and

(b)	the Corporation shall deliver to the Purchaser:

(i)	a completed and duly signed copy of the Shareholders’ Agreement (signed by all parties other than the Purchaser); and

(ii)	a share certificate, registered in the name of the Purchaser, and representing 4,000,000 Shares, being the aggregate number of Shares acquired by the Purchaser on the Closing Date hereunder.

The Purchaser acknowledges and agrees that any undertakings, questionnaires and other documents, when executed and delivered by the Purchaser and delivered to the Corporation, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Corporation. The Purchaser consents to the filing, if required, of such undertakings, questionnaires and other documents and personal information as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

4.	Subsequent Closings.

The parties agree that:

(a)
the closings contemplated to occur on the Closing Date will be completed at the Closing Time at the offices of Borden Ladner Gervais LLP in Vancouver, British Columbia or at such other location as may be agreed to by the parties;

(b)	all Subsequent Closings will also be completed at the offices of Borden Ladner Gervais LLP in Vancouver, British Columbia or at such other location as may be agreed to by the parties;

(c)
at the time of any Subsequent Closing, all representations and warranties made by the parties hereunder (other than those specifically stated to be made as of a particular date) shall be deemed to have been re-made as of the date of each such Subsequent Closing by the relevant party; and

(d)	the parties agree that they will take all such steps, and execute and deliver all such documents, as may be necessary or advisable in order to facilitate and complete each Subsequent Closing.

5.	Representations and Warranties of the Corporation.

The Corporation represents and warrants to the Purchaser that:

(a)
the Corporation has been duly incorporated and is validly existing and in good standing under the laws of the Province of British  Columbia and has all requisite corporate power and capacity to enter into and carry out its obligations under this Subscription Agreement and to carry on its Business as currently conducted and as proposed to be conducted;

(b)
on the Closing Date and the date of each Subsequent Closing, the Corporation will have taken all corporate steps and proceedings necessary to authorize the execution, delivery and performance of this Subscription Agreement and the ancillary documents entered into pursuant to such agreement and to observe the performance of each in accordance with their terms;

(c)	the authorized capital of the Corporation consists of an unlimited number of common shares without par value, of which a total of 41,600,000 common shares were issued and outstanding as of March 28, 2014 immediately prior to the issuance of any Shares hereunder;

(d)
no order ceasing or suspending trading in the securities of the Corporation nor prohibiting the sale of such securities has been issued to the Corporation or its directors, or officers and, to the best of the knowledge of the Corporation, no investigations or proceedings for such purposes are pending or threatened;

(e)
at the Closing Time and at the time of each Subsequent Closing, the Shares issuable to the Purchaser hereunder will be duly and validly created, authorized, allotted and issued as fully-paid and non-assessable Shares;

(f)
when executed and delivered, this Subscription Agreement and the ancillary documents entered into pursuant to such agreement will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their respective terms subject, however, to limitations with respect to enforcement imposed by applicable laws in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

(g)	the corporate records and the minute book of the Corporation contains true, accurate and complete record of all meetings, resolutions and procedures of the members and directors of the Corporation;

(h)
other than pursuant to amounts expended or owing in connection with the acquisition or development of the Facilities, matters relating to licensing under the Marihuana Legislation (including applying for the Build Letters), and professional and consulting fees, there are no debts or liabilities (whether accrued, contingent, absolute or otherwise and whether or not determined or determinable) of the Corporation of any kind whatsoever, (including liability relating to income or other taxes) and there is no basis for assertion against the Corporation of any debts or liabilities of any kind other than trade payables incurred in the ordinary course of the routine daily affairs of the Corporation;

(i)
other than pursuant to this Subscription Agreement and the Shareholders’ Agreement, no person has any Contract, option or any right or privilege capable of becoming a Contract or option, including convertible securities, warrants, options or other convertible obligations or other rights to purchase, of any nature, binding upon or which at any time in the future may become binding upon the Corporation (i) for the subscription, allotment, issue, purchase or acquisition by any means of any unissued Shares or of any other debt or equity securities of the Corporation, whether issued or unissued, (ii) for the conversion of any instruments or securities of the Corporation, or (iii) for the registration or offer to purchase (public or private) of any Shares or any other debt or equity securities of the Corporation;

(j)
other than certain amounts that have been loaned from related parties that will be repaid out of the proceeds of this offering, no former or current director, officer or shareholder of the Corporation or any other Person not dealing at arm’s length with the Corporation, have any outstanding indebtedness, liability or obligation to the Corporation, the Corporation is not indebted or otherwise obligated to any such Person, and no such Person is party to any transaction, contract or agreement with the Corporation;

(k)
the Corporation is not bound by any Contract, assurance, bond, undertaking, guarantee or indemnity under or pursuant to which they have guaranteed, endorsed or indemnified the debts, obligations or liabilities of any Person;

(l)
the Corporation has good and marketable title to all of its assets, free and clear of any and all Encumbrances and no Person other than the Corporation owns or has any right in or to any property or assets which are necessary for or are used by the Companies in the conduct of the Business;

(m)
the Corporation has made application to become a licensed producer under the Controlled Drugs and Substances Act (Canada) and the Marihuana for Medical Purposes Regulations (the “Marihuana Legislation”) and has been, or is aware of no reason why it will not be, issued a letter from Health Canada confirming that (i) it will be issued a license to become a licensed producer under the Marihuana Legislation  and (ii) authorizing it to build a licensed facility at both, or at a minimum one of the Atholville Facility or the Poekmouche Facility;

(n)	the Corporation does not own or have any interest in any real property;

(o)
the Corporation has duly and on a timely basis prepared and filed all tax returns, information returns, election forms and other documents required to be filed by it in respect of all Governmental Charges and such returns and documents are complete and correct.  The Corporation has paid all Governmental Charges which are due and payable by it on or before the date hereof. The Corporation has no liability for Governmental Charges other than those arising in the ordinary course of the operation of the Business.  The Corporation has collected and remitted the amount of any Governmental Charges required to be collected and has remitted such Governmental Charges to the proper tax or other receiving authorities within the time and in the manner required under applicable legislation.  The Corporation has withheld from each amount paid or credited to any person the amount of Governmental Charges required to be withheld therefrom and has remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation.  Any Governmental Charges which are due and payable by the Corporation as of the date hereof, and any other liability of the Corporation for Governmental Charges, are not in the aggregate materially adverse to the condition of the Corporation;

(p)
all of the licenses, trademarks, trade names, trade mark and trade name applications, copyrights, service marks, designs, know-how, computer programmes and other intellectual property (collectively, the “Intellectual Property”) standing in the name of or owned by the Corporation, including the name “Zenabis”, and are validly and beneficially owned by same with the sole and exclusive right to use the same, all in good standing and, where required, duly registered in all appropriate offices to preserve the rights thereof and are unencumbered and not subject to any lien nor any right or interest of any other Person as licensee (except as hereinafter provided), co-owner, registered user or otherwise, and there is no ground of invalidity in respect of any thereof.  There has been no proceeding or claim challenging the rights of the Corporation as sole, true and absolute owner of such Intellectual Property. The Corporation has not granted any licence or other permission to any Person to use any of the Intellectual Property, except in the ordinary course of business and as disclosed in writing to the Subscriber.  The Corporation is not knowingly violating by infringement of or otherwise the rights of others in any domestic or foreign patent, patent application, licenses, trademark, trade name trade mark and trade name applications or copyrights. The Corporation has received all necessary assignments, transfers and waivers as may be required to evidence its ownership of the Intellectual Property;

(q)
other than pursuant to this Subscription Agreement and the Shareholders’ Agreement, there is no Contract or option, or any right or privilege capable of becoming a Contract or option, for the purchase or acquisition of any interest in the Business or the assets of the Corporation;

(r)
other than pursuant to amounts expended or owing in connection with the acquisition or development of the Facilities, matters relating to licensing under the Marihuana Legislation (including applying for the Build Letters), and professional and consulting fees, there are no contracts binding on the Corporation which:

(i)	commit any of the Corporation to capital expenditures or involve liabilities in excess of $10,000 in the aggregate;

(ii)	involve partnerships, joint ventures, granting of marketing rights by or licensing of any rights of the Corporation; or

(iii)	cannot be readily fulfilled or performed in all material respects by the Corporation in the normal course of business;

(s)
the Corporation is not a party to or bound by any Contract to pay any royalty, license fee or management fee, other than pursuant to the consulting agreements to be entered into referenced in Section 7(g);

(t)
there are no actions, suits or proceedings (whether at law or in equity or before any court or regulatory body) pending or, to the knowledge of the Corporation, threatened against or relating to the Corporation, or affecting the properties or businesses of the Corporation, and, to the knowledge of the Corporation, there are no existing grounds on which any such action, suit or proceeding might be commenced.  There are no outstanding judgments, decrees, orders, rulings or injunctions of any court or government authority which might materially and adversely affect the properties, businesses or financial condition of the Corporation; and

(u)	the Corporation will use the proceeds from this offering to, among other things, acquire and develop the Atholville Facility, the Poekmouche Facility and the Delta Facility.

The Corporation acknowledges and agrees that the Purchaser has entered into this Subscription Agreement and will purchase the Shares relying on the representations and warranties by the Corporation contained in this Agreement.  The Corporation further acknowledges and agrees that the representations and warranties made by it and contained in this Subscription Agreement and in the other subscription documents shall be true as at the Closing Time and shall survive the Closing and shall continue in full force and effect from and after Closing for the benefit of the Purchaser.

6.	Purchaser’s Representations and Warranties.

The Purchaser represents and warrants to the Corporation that:

(a)
the Purchaser has been duly incorporated and is validly existing and in good standing under the laws of Canada and has all requisite corporate power and capacity to enter into and carry out its obligations under this Subscription Agreement;

(b)
on the Closing Date and the date of each Subsequent Closing, Purchaser will have taken all corporate steps and proceedings necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement;

(c)	the Purchaser is a resident of Canada and is not a “U.S. Person” (as defined in applicable United States securities laws) or otherwise subject to the securities laws of the United States of America;

(d)
the Purchaser is a Canadian Accredited Investor (and will confirm that fact by delivering a completed Canadian Accredited Investor Certificate prior to the Closing Time) and it is acquiring the Shares for its own account and not on behalf of any other person;

(e)
except to the extent contemplated herein, the Purchaser is purchasing the Shares for investment only and not with a view to resale or distribution in violation of applicable provincial, state or federal securities laws;

(f)	the Purchaser was not incorporated or created solely, nor is it being used primarily, to permit purchases without a prospectus under applicable law;

(g)
the offering and sale of the Shares to the Purchaser were not made through an advertisement of the Shares in printed media of general and regular paid circulation, radio or television or telecommunications, including electronic display or any other form of advertisement and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such offering and sale were a term sheet and copies of documents from the public record, which documents the Purchaser acknowledges do not, individually or collectively, constitute an offering memorandum or similar document;

(h)
the Purchaser has had the opportunity to access and review information about the Corporation and its business; it has been offered the opportunity to ask questions and receive answers from management concerning the Corporation, the Shares and the terms and conditions of this offering, and that any request for such information has been complied with to the Purchaser's satisfaction; and it has had the opportunity to consult with its legal and tax advisors with regard thereto;

(i)
the Purchaser has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Shares and is able to bear the economic risk of loss of such investment;

(j)
to the best of the Purchaser’s knowledge, none of the subscription funds used for the purchase of the Shares (the “Subscription Funds”) (A) will represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), (B) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States or any other jurisdiction, or (C) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and the Purchaser shall promptly notify the Corporation if the Purchaser discovers that any of the representations in this subsection 5(j) above ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

(k)	no person has made to the Purchaser any written or oral representation:

(i)	that any person will resell or repurchase any of the Shares;

(ii)	that any person will refund the purchase price of any of the Shares; or

(iii)	as to the future price or value of the Shares;

(l)	the Purchaser has been advised that:

(i)	no securities commission or similar regulatory authority has received or passed on the merits of the Shares;

(ii)	there is no government or other insurance covering the Shares;

(iii)	there are risks associated with the purchase of the Shares;

(iv)
there are restrictions on the Purchaser’s ability to resell the Shares and it is the responsibility of the Purchaser to find out what those restrictions are and comply with them before selling any Shares; and

(v)
as a consequence of acquiring the Shares pursuant to exemptions from registration and prospectus requirements under applicable securities laws, certain protections, rights and remedies provided by those securities laws, including statutory rights of rescission or damages, will not be available to the Purchaser; and

(m)
the Purchaser understands that there may be material tax consequences to the Purchaser of an acquisition, disposition or exercise of any of the Shares and the Corporation has given no opinion and made no representation with respect to the tax consequences to the Purchaser under applicable federal, provincial, state, local or foreign tax law of the Purchaser’s acquisition or disposition of such Shares.

The Purchaser acknowledges and agrees that each of the foregoing representations and warranties are made by it with the intention that they may be relied upon in determining its eligibility to purchase Shares under relevant securities legislation.  The Purchaser further agrees that by accepting delivery of the Shares on the Closing Date or the date of any Subsequent Closing, it will be representing and warranting that the foregoing representations and warranties are true and correct as at such date with the same force and effect as if they had been made by the Purchaser at such time and that they will survive the purchase by the Purchaser of the Shares hereunder and will continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Shares acquired hereunder.

7.	Conditions for the Benefit of the Purchaser.

The obligations of the Purchaser to complete the purchase of Shares as contemplated hereby shall be conditional upon the fulfilment at or before the Closing Time (or the time of any Subsequent Closing), for the exclusive benefit of the Purchaser, of each of the following conditions:

(a)
the representations and warranties of the Corporation will be true and correct in all material as at such date with the same force and effect as if such representations and warranties had been made at and as of such date;

(b)
the Corporation will have, in all material respects, performed and complied with all covenants and agreements contained in this Subscription Agreement to be performed or complied with, or caused to be performed or complied with, by the Corporation at or prior to such date; and

(c)
no regulatory authority or court of competent jurisdiction shall have issued an order have the effect of cease-trading the securities of the Corporation or otherwise preventing the Corporation from completing the transactions contemplated hereby;

(d)
all necessary corporate action will have been taken by the Corporation to authorize the execution and delivery of this Subscription Agreement, and to consummate the transactions contemplated by this Subscription Agreement;

(e)	the issuance by Health Canada to the Corporation of a Build Letter in respect of at least one of the facilities listed below:

(i)	in Atholville, New Brunswick, a 300,000 square foot of grow space within a 393,000 square foot facility (the “Atholville Facility”); and

(ii)	in Poekmouche, New Brunswick, a 273,000 square foot facility (the “Poekmouche Facility”); and

(iii)	in Delta, British Columbia, a 25,000 square foot facility (the “Delta Facility”).

(f)
there will not have been any event or change that has had or would reasonably be likely to have a materially adverse effect on the Purchaser or the Corporation and for the purposes hereof, material adverse effect means an effect that reasonably, individually or collectively with another state of facts or effects is materially adverse or may be expected to be materially adverse on the business, operations, results of operations, assets, liabilities or financial condition of the Business other than any change, effect, event or occurrence relating to the global economy or securities markets in general; and

(g)
on or before the Closing Date, the Corporation will have entered into consulting agreements with each of Monty Sikka, Rick Brar and Mark Catroppa, provided that such consulting agreements shall include non-compete covenants restricting each of Monty Sikka, Rick Brar and Mark Catroppa from competing with the Business anywhere in Canada so long as they are engaged by the Corporation and for a period of two (2) years after termination of such engagement.

8.	Conditions for the Benefit of the Corporation.

The obligations of the Corporation to complete the sale of Shares as contemplated hereby shall be conditional upon the fulfilment at or before the Closing Time (or the time of any Subsequent Closing), for the exclusive benefit of the Corporation, of each of the following conditions:

(a)
the representations and warranties of the Purchaser will be true and correct in all material respects as at such date with the same force and effect as if such representations and warranties had been made at and as of such date;

(b)
the Purchaser will have, in all material respects, performed and complied with all covenants and agreements contained in this Subscription Agreement to be performed or complied with, or caused to be performed or complied with, by the Purchaser at or prior to such date;

(c)
no regulatory authority or court of competent jurisdiction shall have issued an order have the effect of cease-trading the securities of the Corporation or otherwise preventing the Corporation from completing the transactions contemplated hereby;

(d)
all necessary corporate action, if any, will have been taken by the Purchaser to authorize the execution and delivery of this Subscription Agreement and to consummate the transactions contemplated by this Subscription Agreement;

(e)
there will not have been any event or change that has had or would reasonably be likely to have a materially adverse effect on the Purchaser or the Corporation and for the purposes hereof, material adverse effect means an effect that reasonably, individually or collectively with another state of facts or effects is materially adverse or may be expected to be materially adverse on the business, operations, results of operations, assets, liabilities or financial condition of the Business other than any change, effect, event or occurrence relating to the global economy or securities markets in general;

(f)	the Purchaser shall have caused Medican to have issued prior to or concurrently with the Closing Date the 6,000,000 Subscription Warrants registered in the name of “Zenabis Limited Partnership”;

(g)
the Purchaser shall have caused its parent company, Medican, to have issued prior to, or issue concurrently with, the Closing Time or the time of any Subsequent Closing, as applicable, common share purchase warrants of Medican (the “Warrants”), with each Warrant exercisable for a period of 2 years from the date of grant at a subscription price equal to the subscription price paid by investors in Medican for the financing(s) conducted by Medican to fund the Purchaser’s investment in the Corporation, the specific terms of which to be negotiated in due course (each, a “Financing”), registered in the name of “Zenabis Limited Partnership”, all pursuant to the terms of the Shareholders’ Agreement; and

(h)
on or before the Closing Date, the Corporation will have entered into consulting agreements with each of Monty Sikka, Rick Brar and Mark Catroppa, provided that such consulting agreements shall include non-compete covenants restricting each of Monty Sikka, Rick Brar and Mark Catroppa from competing with the Business anywhere in Canada so long as they are engaged by the Corporation and for a period of two (2) years after termination of such engagement.

9.	Purchaser’s Acknowledgements.

The Purchaser acknowledges and agrees that as the sale of the Shares hereunder will not be qualified by a prospectus. To ensure compliance with applicable securities laws and the terms of the Shareholders’

Agreement, the Purchaser acknowledges that the certificates representing the Shares will bear certain legends required by applicable law and/or the terms of the Shareholders’ Agreement.

10.	Resale Restrictions.

The Purchaser understands and acknowledges that the Shares acquired hereunder will be subject to certain resale restrictions under applicable securities laws and the Purchaser agrees to comply with such restrictions.  The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Corporation is not in any manner responsible) for complying with such restrictions.  The Purchaser also acknowledges that the Corporation is not currently a “reporting issuer” under Canadian securities laws and may not ever become a reporting issuer under such laws.  Accordingly, the restrictions attached to any resale of the Shares may apply indefinitely.

11.	Collection of Personal Information.

The Purchaser acknowledges and consents to the fact that the Corporation is collecting the Purchaser’s personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial, federal or state legislation or laws in effect in Canada or elsewhere from time to time), for the purposes of completing the transactions contemplated hereby.  The Purchaser further acknowledges and consents to the fact that the Corporation may be required by law to provide securities regulatory authorities or other regulatory agencies pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) with any such personal information.  The Purchaser hereby acknowledges and consents to the Corporation retaining such personal information for as long as permitted or required by law or business practices.  The Purchaser further acknowledges and consents to the fact that the Corporation may be required by applicable securities laws, the rules, regulations and policies of any stock exchange, securities regulatory authority or other regulatory body to provide regulatory authorities with any personal information provided by the Purchaser in this Subscription Agreement.  In addition to the foregoing, the Purchaser agrees and acknowledges that the Corporation may use and disclose the Purchaser’s personal information as follows:

(a)	for internal use with respect to managing the relationships between, and contractual obligations of, the Corporation and the Purchaser;

(b)	for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to the Canada Revenue Agency or Internal Revenue Service;

(c)	disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(d)
disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(e)	disclosure to professional advisers of the Corporation in connection with the performance of their professional services;

(f)	disclosure to any person where such disclosure is necessary for legitimate business reasons;

(g)	disclosure to a court determining the rights of the parties under this Subscription Agreement; and

(h)	for use and disclosure as otherwise required by law.

12.	Expenses.

Each party shall be responsible for paying all fees and expenses incurred by such party in connection with the transactions contemplated hereby.

13.	Modification.

Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

14.	Assignment.

The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Corporation and their respective successors and assigns.  However, this Subscription Agreement shall not be assignable by either party without the prior written consent of the other party.

15.	Miscellaneous.

All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser and Corporation herein will survive the execution and delivery of this Subscription Agreement and the Closing. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

16.	Governing Law.

This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  The Purchaser hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

17.	Entire Agreement and Headings.

This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.  The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

18.	Currency.

In this Subscription Agreement, “$” refers to Canadian dollars.

19.	Further Assurances.

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

20.	Enurement.

This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

21.	Severability.

If any part of this Agreement is found by a court of competent jurisdiction to be void or unenforceable then such part will be severed from and will not affect the validity or enforceability of the remaining parts of this Agreement.

22.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  To evidence its execution of an original counterpart of this Agreement, a party may send a copy of its original signature on the execution page hereof to the other parties by facsimile transmission and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving parties.

23.	Notice.

Except as provided in this Section 23, any notice or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by email, in each case to the applicable address set out below:

if to the Purchaser, to:

CanaLeaf Systems Inc.
c/o Affinity Law Group
#1130 – 400 Burrard Street
Vancouver, B.C., V6C 3A6

Attention: Darcy L. Wray
Email: dwray@affinitylaw.ca

if to the Corporation, to:

International Herbs Medical Marijuana Ltd.
1688 152nd Street, Suite 203
Surrey, B.C., V4A 4N2

Attention:  Monty Sikka
Email:  montys@monark.com

with a copy to:

Borden Ladner Gervais LLP
1200 – 200 Burrard Street
Vancouver, British Columbia  V7X 1T2

Attention:              Doug Copland
Email:                      dcopland@blg.com

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of sending by email, provided that such day in either event is a Business Day and the communication is so delivered or sent before 4:30 p.m. Pacific Time on such day.  Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day.  Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services.  Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.  Any party may from time to time change its address under this Section 23 by notice to the other party given in the manner provided by this Section 23.  For the purposes hereof, “Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Vancouver.  Notwithstanding the foregoing, any notice in which it is alleged that the recipient is in breach of or default under this Agreement, or which makes any claim against the recipient, may be given only by personal delivery or prepaid courier service.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK , SIGNATURE PAGE TO FOLLOW

24.	Time of Essence.

Time shall be of the essence of this Subscription Agreement.

IN WITNESS WHEREOF the undersigned have executed this Subscription Agreement on the date first above written.

CANALEAF SYSTEMS INC.

By:           /s/
Authorized Signatory

INTERNATIONAL HERBS MEDICAL MARIJUANA LTD.

By:           /s/
Authorized Signatory

SCHEDULE “A”

Canadian Accredited Investor Certificate

To:           INTERNATIONAL HERBS MEDICAL MARIJUANA LTD. (the “Corporation”)

The Purchaser, referred to in this Canadian Accredited Investor Certificate as the “Purchaser”, is an “accredited investor”, as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”) and, as at the time the Purchaser’s purchase of shares of the Corporation (the “Closing”), the Purchaser will fall within one or more of the following categories (Please check one or more, as applicable).  All dollar amounts are referenced in Canadian dollars.

(Note: Unless otherwise indicated, section references in this Appendix are references to sections of NI 45-106.  Upon the request of the Purchaser, the Corporation will provide the Purchaser with a copy of NI 45-106 as currently published by the Canadian Securities Administrators.)

“accredited investor” means

(a)a Canadian financial institution, or a Schedule III bank;	☐

(b)the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);	☐

(c)a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;
☐

(d)a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);
☐

(e)an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);	☐

(f)the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;	☐

(g)a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;
☐

(h)any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;	☐

(i)a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;	☐

(j)an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;	☐

(k)an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;
☐

(l)an individual who, either alone or with a spouse, has net assets of at least $5,000,000;	☐

(m)a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;	☐

(n)an investment fund that distributes or has distributed its securities only to
(i)a person that is or was an accredited investor at the time of the distribution,
(ii)a person that acquires or acquired securities in the circumstances referred to in section 2.10 of NI 45-106 (being that (I) the person purchases as principal, (II) the security has an acquisition cost to the purchaser of not less than $150,000 paid in cash at the time of the distribution, and (III) the distribution is of a security of a single issuer), or section 2.19 of NI 45-106 (being a distribution by an investment fund in a security of its own issue to a security holder of the investment fund where (I) the security holder initially acquired securities of the investment fund as principal for an acquisition cost of not less than $150,000 paid in cash at the time of the distribution, (II) the distribution is of a security of the same class or series as the securities initially acquired, and (III) the security holder, as at the date of the distribution, holds securities of the investment fund that have an acquisition cost of not less than $150,000 or a net asset value of not less than $150,000); or
(iii)a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106 [Investment fund reinvestment];
☐

(o)an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;
☐

(p)a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;
☐

(q)a person acting on behalf of a fully managed account managed by that person, if that person
(i)is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
(ii)in Ontario, is purchasing a security that is not a security of an investment fund;
☐

(r)a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;
☐

(s)an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
Note to the Purchaser:  Each Purchaser must represent that it is a resident of Canada; accordingly, we do not expect the above box to be checked.
☐

(t)a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;
☐

(u)an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or	☐

(v)a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.	☐

The foregoing representations and warranties and this certificate are true and accurate as of the date of this certificate and will be true and accurate as of Closing and any Subsequent Closing.  If any such representation, warranty or certificate will not be true and accurate prior to Closing or any Subsequent Closing, the Purchaser will give immediate written notice of such fact to the Corporation.

IN WITNESS WHEREOF, the Purchaser has executed this Canadian Accredited Investor Certificate as of the 8th day of April, 2014.

CANALEAF SYSTEMS INC.

By:           /s/
Authorized Signatory

SCHEDULE “B”

Shareholders’ Agreement